Filed pursuant to Rule 433

Issuer Free Writing Prospectus dated September 16, 2010

Relating to Preliminary Prospectus Supplement dated September 14, 2010

Registration Statement Nos. 333-144453 and 333-169435

STONEMOR PARTNERS L.P.

(NASDAQ: STON)

Offering: 1,500,000 Common Units

Overallotment Option: 225,000 Additional Common Units (30 days)

Public Offering Price: $24.00 per common unit

Proceeds, including general partner’s proportional capital contribution, net of underwriting discount and expenses: $34.3 million

Last Sale (9/16/10): $24.55

Trade Date: 9/17/10

Settlement Date: 9/22/10

CUSIP: 86183Q100

Underwriter: Raymond James & Associates, Inc.

The Issuer previously filed a registration statement (including a prospectus) on Form S-3, which became effective on December 7, 2007, and a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site a www.sec.gov. Alternatively, the underwriter will arrange to send you the prospectus if you request it by calling Raymond James & Associates, Inc. at 1-727-567-2400.